Exhibit 10.13(1)

JAPAN CANADA OIL SANDS LIMITED, GAC HOLDCO INC.,
GREENFIRE ACQUISITION CORPORATION,
GREENFIRE RESOURCES OPERATING CORPORATION,
HANGINGSTONE EXPANSION LIMITED PARTNERSHIP AND
HANGINGSTONE DEMO LIMITED PARTNERSHIP

collectively, as Pledgors

and

TRAFIGURA CANADA GENERAL PARTNERSHIP and
TRAFIGURA TRADING LLC

collectively, as Secured Creditors

RESERVE ACCOUNT SECURITY AGREEMENT

September 15, 2021

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACES WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL

RESERVE ACCOUNT SECURITY AGREEMENT

Reserve account security agreement dated as of September 15, 2021 made by Japan Canada Oil Sands Limited (“JACOS”), GAC Holdco Inc., Greenfire Acquisition Corporation (“GAC”), Greenfire Resources Operating Corporation, Hangingstone Expansion Limited Partnership and Hangingstone Demo Limited Partnership (collectively, the “Pledgors”) to and in favour of Trafigura Canada General Partnership (“Trafigura Canada”) and Trafigura Trading LLC (“Trafigura Trading” and, collectively with Trafigura Canada, the “Secured Creditors”).

RECITALS:

(a)	Trafigura Canada, on the one hand, and either JACOS or GAC, on the other hand, are parties to the Marketing Agreements;

(b)	Under the IPL Transportation Agreement, JACOS is required to deliver to Inter Pipeline Polaris Inc. (“IPL”) a letter of credit in the amount of $[*****] (the “IPL Letter of Credit”);

(c)	Under the Enbridge Transportation Agreement, JACOS is required to deliver to Enbridge Pipelines (Athabasca) Inc. (“Enbridge”) a letter of credit in the amount of $[*****] (the “Enbridge Letter of Credit”);

(d)	In consideration of JACOS and GAC entering into the applicable Marketing Agreements with Trafigura Canada, Trafigura Trading (an affiliate of Trafigura Canada who will derive substantial benefit from Trafigura Canada entering into the Marketing Agreements) has agreed to obtain and to provide to IPL and Enbridge each of the IPL Letter of Credit and the Enbridge Letter of Credit, respectively;

(e)	Each of the Pledgors has agreed to indemnify and save harmless the Secured Creditors from and against any and all claims, losses, costs and expenses relating to the Letters of Credit, all in accordance with the provisions of this Agreement;

(f)	As security for the Pledgors’ obligations under this Agreement, each of the Pledgors have agreed to establish the Reserve Account, to fund the Reserve Account on a monthly basis in accordance with the provisions of this Agreement and to grant a first priority Lien over the Reserve Account to the Secured Creditors; and

(g)	This Agreement shall constitute an L/C Facility (as defined in the Indenture) and, as such, the Collateral shall be free and clear of any Liens granted by the Pledgors in connection with the Indenture.

In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, each of the Pledgors jointly and severally agrees as follows.

Article 1
INTERPRETATION

Section 1.2 Defined Terms.

As used in this Agreement (including the recitals), the following terms have the following meanings:

“Agreement” means this reserve account security agreement.

“Blocked Account Agreement” means a blocked account agreement among the applicable Pledgor, the Secured Creditors and the relevant depository bank with respect to the Reserve Account, in form and substance satisfactory to the Secured Creditors.

“Collateral” has the meaning specified in Section 3.1.

“Enbridge” has the meaning given thereto in the recitals.

“Enbridge Letter of Credit” has the meaning given thereto in the recitals.

“Enbridge Transportation Agreement” means the Lateral Transportation and Terminalling Services Agreement dated October 9, 2013 among Enbridge, Nexen Energy Inc. and JACOS, and related agreements.

“Event of Default” means the occurrence of any of the following events:

(a)	any Pledgor fails to pay any amount of the Secured Obligations upon a demand for repayment by either Secured Creditor under this Agreement;

(b)	any Pledgor fails to perform, observe or comply with any term, covenant or condition contained in this Agreement and such default is not rectified within ten (10) days of the occurrence thereof;

(c)	the breach or inaccuracy of any representation or warranty given by a Pledgor hereunder which is not rectified within twenty (20) days of the occurrence thereof;

(d)	any Pledgor repudiates its obligations under this Agreement or any Transaction Document or claims this Agreement or any of the Transaction Documents to be invalid, unenforceable or withdrawn in whole or in part;

(e)	any Pledgor ceases or proposes to cease carrying on business, or a substantial part thereof, or makes or threatens to make a bulk sale of its assets;

(f)	a judgment, decree or order of a court of competent jurisdiction is entered against a Pledgor: (i) adjudging any of them bankrupt or insolvent, or approving a petition seeking its reorganization or winding-up under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous applicable law in any jurisdiction; or (ii) appointing a receiver, trustee, liquidator, or other Person with like powers, over all, or substantially all, of the property of any of them; or (iii) ordering the involuntary winding up or liquidation of the affairs of any of them; or (iv) appointing any receiver or other Person with like powers over all, or substantially all, of the assets of any of them, unless, in any such case, such judgment, petition, order or appointment is stayed and of no effect against the rights of the Secured Creditors within thirty (30) days of its entry; or

(g)	(i) an order or a resolution is passed for the dissolution, winding-up, reorganization or liquidation of a Pledgor, pursuant to applicable law, including the Business Corporations Act (Alberta); or (ii) any of them institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous Applicable Law in any jurisdiction; or (iii) any of them consents to the filing of any petition under any such applicable law or to the appointment of a receiver, or other Person with like powers, over all, or substantially all, of any of their property; or (iv) any of them makes a general assignment for the benefit of creditors, or becomes unable to pay its debts generally as they become due; or (v) any of them takes or consents to any action in furtherance of any of the aforesaid purposes.

“Expenses” means all expenses, costs and charges incurred by or on behalf of the Secured Creditors in connection with this Agreement, the Security Interest or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Creditors’ interest in any Collateral, whether or not directly relating to the enforcement of this Agreement.

“Governmental Authority” means (i) any governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, tribunal, board, bureau, agency, commissioner or instrumentality, whether international, multinational, national, federal, provincial, state, municipal, local, or other; (ii) any subdivision or authority of any of the above; (iii) any stock exchange; and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Grantor” means GAC Holdco Inc.

“Indemnified Parties” means each Secured Creditor and its affiliates and their respective directors, officers, employees, agents, successors and assigns.

“Indenture” means the indenture dated August 12, 2021 among GAC Holdco Inc., as issuer, the guarantors party thereto from time to time, The Bank of New York Mellon, as trustee, BNY Trust Company of Canada, as Canadian co-trustee, and BNY Trust Company of Canada, as Notes collateral agent, in connection with the issuance by GAC Holdco Inc. of 12.000% senior secured notes due 2025.

“IPL” has the meaning given thereto in the recitals.

“IPL Letter of Credit” has the meaning given thereto in the recitals.

“IPL Transportation Agreement” means the Condensate Transportation Services Agreement dated June 10, 2014 between IPL and JACOS, and related agreements.

“LC Obligations” has the meaning given thereto in Section 2.1.

“Letter of Credit Fee” has the meaning given to it in Section 2.4.

“Letters of Credit” means, collectively, the Enbridge Letter of Credit and the IPL Letter of Credit as obtained by Trafigura Trading and any other letter of credit obtained by either Secured Creditor on behalf of the Pledgors, whether under the Transportation Agreements or otherwise.

“Lien” means (i) any mortgage, charge, pledge, hypothecation, security interest, deemed trust, assignment by way of security, encumbrance, lien (statutory or otherwise), hire purchase agreement, conditional sale agreement, deposit arrangement, title retention agreement or arrangement, or any other assignment, arrangement or condition that in substance secures payment or performance of an obligation, (ii) any trust arrangement, (iii) any arrangement which creates a right of set-off out of the ordinary course of business, or (iv) any agreement to grant any such rights or interests.

“Marketing Agreements” means the following agreements:

(a)	a crude marketing agreement to be entered into between Trafigura Canada, as buyer, and JACOS, as seller;

(b)	an amended and restated crude marketing agreement to be entered into between Trafigura Canada, as buyer, and GAC, as seller; and

(c)	a diluent marketing agreement to be entered into between Trafigura Canada, as seller, and JACOS, as buyer.

“Person” means any natural person, corporation, limited liability company, trust, association, company, partnership, Governmental Authority or other entity.

“Reserve Account” means a deposit account to be opened by the Grantor following the completion of the Acquisition (as defined in the Indenture) at The Toronto-Dominion Bank in accordance with this Agreement, including any successor or replacement accounts.

“Secured Obligations” means, collectively, the LC Obligations and the Expenses.

“Security Interest” means the security interest, assignment, mortgage, charge, hypothecation and pledge granted by this Agreement.

“Transaction Documents” means the Transportation Agreements, the Marketing Agreements, any Blocked Account Agreement, this Agreement and each other document or agreement delivered by a Pledgor pursuant to the foregoing agreements.

“Transportation Agreements” means, collectively, the IPL Transportation Agreement and the Enbridge Transportation Agreement and any other transportation agreements related to or contemplated by the Marketing Agreements.

Section 1.3 Interpretation.

(1)	Terms defined in the Personal Property Security Act (Alberta) (“PPSA”) and used but not otherwise defined in this Agreement have the same meanings. For greater certainty, the terms “account”, “chattel paper”, “document of title”, “equipment”, “goods”, “instrument” “intangible”, “investment property”, “money”, “personal property” and “proceeds” have the meanings given to them in the PPSA. Capitalized terms used in this Agreement but not defined have the meanings given to them in the Transportation Agreements, as applicable.

(2)	Any reference in and document to Liens permitted hereunder or thereunder and any right of any Pledgor to create or suffer to exist Liens permitted hereunder or thereunder are not intended to and do not and will not subordinate the Security Interest to any such Lien or give priority to any Person over the Secured Creditors.

(3)	In this Agreement the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Agreement.

(4)	Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(5)	The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation.

(6)	The schedules attached to this Agreement form an integral part of it for all purposes of it.

(7)	Any reference in this Agreement to an agreement or document refers to such agreement or document as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules attached to it, and includes such agreement or document as it may be assigned by any of the parties thereto. Any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted. A reference in this Agreement to any Person includes any successor of such Person (including, without limitation, by way of amalgamation).

Article 2
indemnity AND FUNDING OBLIGATION

Section 2.1 Indemnification

Each Pledgor hereby agrees to jointly and severally protect, indemnify, pay and save the Indemnified Parties harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including legal fees and expenses on a solicitor and its own client full indemnity basis) which the Indemnified Parties (or any of them) may incur or be subject to (including, without limitation, to another Secured Creditor) as a consequence, direct or indirect, of:

(a)	the issuance of any Letter of Credit or any amendment or renewal thereof, or taking any action in connection with a Letter of Credit;

(b)	the use which may be made of any Letter of Credit;

(c)	any payment made under a Letter of Credit to the beneficiary thereof or to any other Person;

(d)	any payment made by a Secured Creditor to another Secured Creditor in respect of any of the LC Obligations;

(e)	obtaining any Letter of Credit;

(f)	any payment made by a Secured Creditor in order to avoid a demand being made under, or a payment being required under, any Letter of Credit;

(g)	the form, validity, sufficiency, correctness, genuineness or legal effect of any document or instrument relating to any Letter of Credit which on its face complies with requirements of the Letter of Credit, even if such document or instrument should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged;

(h)	any acts or omissions of the beneficiary of any Letter of Credit including the application of any payment made to such beneficiary;

(i)	any failure of the beneficiary of any Letter of Credit to meet the obligations of such beneficiary to any Pledgor or any other Person;

(j)	any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(k)	any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(l)	any costs, losses, expenses suffered or incurred by any Secured Creditor as a result of Trafigura Trading obtaining any Letter of Credit and the use of such Letters of Credit; and

(m)	the failure of any Pledgor to pay any amount due under this Agreement (including, without limitation, the Letter of Credit Fee) or to otherwise comply with its obligations under this Agreement, and the occurrence of an Event of Default;

except with respect to any Indemnified Party, where and to the extent that such claims, demands, liabilities, damages, losses, costs, charges and expenses arise from the gross negligence or willful misconduct of such Indemnified Party (collectively, the “LC Obligations”); provided that, the Pledgors’ obligation to reimburse the Indemnified Parties under this Agreement is absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which a Pledgor may have or have had against the Indemnified Parties or any beneficiary of a Letter of Credit. The obligations under this Section 2.1 shall survive the termination of this Agreement and the replacement of the Letters of Credit with letters of credit obtained by or on behalf of any Pledgor. For certainty, the LC Obligations owing under this Agreement shall be deemed to be owing in full to each Person comprising the Secured Creditors such that either Person comprising the Secured Creditors may pursue collection of any or all of the LC Obligations owing hereunder; provided that any LC Obligations collected by one Secured Creditor may not be collected by the other Secured Creditor. Notwithstanding any other provision of this Agreement, the maximum aggregate amount of LC Obligations owing under this Agreement at any time by the Pledgors shall not exceed an aggregate amount equal to U.S.$55,000,000.

Section 2.2 Risk

As between each Pledgor, on the one hand, and the Indemnified Parties, on the other hand, the Pledgors jointly and severally assume all risks of the acts and omissions of, or misuse of the Letters of Credit obtained by Trafigura Trading under the Transportation Agreements by, the respective beneficiaries of such Letters of Credit and, without limitation of the foregoing, the Indemnified Parties shall not be responsible for:

(a)	the form, validity, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged;

(b)	the invalidity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(c)	errors, omissions, interruptions or delays in transmission or delivery of any messages, by fax, electronic transmission, mail, cable telegraph, telex or otherwise, whether or not they are in cipher;

(d)	errors in interpretation of technical terms or errors in the calculation of amounts demanded under a Letter of Credit;

(e)	any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;

(f)	the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and

(g)	any consequences arising from causes beyond the control of the Indemnified Parties.

Section 2.3 Funding the Reserve Account

Within three (3) Business Days following the end of each calendar month commencing on the first (1st) calendar month after the date of this Agreement and until the Reserve Account contains funds equal to one hundred and five percent (105%) of the aggregate face amount of all Letters of Credit from time to time, the Pledgors shall pay into the Reserve Account from its revenues and cash on hand (which payments shall be made prior to any payments of Excess Cash Flow under and in accordance with the Indenture) the amount of $2,000,000.

Section 2.4 Letter of Credit Fee

The Pledgors shall, jointly and severally, pay to the Secured Creditors a fee for Letters of Credit in the aggregate amount of:

(a)	[*****] percent ([*****]%) per annum on the amount equal to the aggregate face amount of the Letters of Credit from time to time less the amount held in the Reserve Account from time to time; plus

(b)	[*****] percent ([*****]%) per annum on the aggregate amount held in the Reserve Account from time to time,

(collectively, the “Letter of Credit Fee”). The Letter of Credit Fee will be calculated on the basis of a 365 or 366 day year, as applicable, and for such period of time as a Letter of Credit remains in effect and outstanding. For the purposes of the Interest Act (Canada) and any other applicable laws which may hereafter regulate the calculation or computation of interest, the annual rate of the Letter of Credit Fee is the rate as determined hereunder multiplied by the actual number of days in a period of one year commencing on the first day of the period for which such fee is payable and divided by 365 or 366, as applicable. The Letter of Credit Fee will be payable monthly in arrears on the third (3rd) Business Day following the end of each calendar month.

Article 3
SECURITY

Section 3.1 Grant of Security.

The Grantor hereby grants to the Secured Creditors a security interest in, and assigns, mortgages, charges, hypothecates and pledges to the Secured Creditors (collectively, the “Collateral”):

(a)	all present and after-acquired rights of the Grantor in and to the Reserve Account;

(b)	all present and after-acquired personal property (including, money, instruments, intangibles and chattel paper) of the Grantor received at any time and from time to time for deposit into the Reserve Account or deposited in the Reserve Account, and any automatic clearinghouse entry, entry from a merchant card transaction or other electronic fund transfer or other money deposited in, credited to, or held for deposit in, or credit to, the Reserve Account;

(c)	all present and after acquired interest, income and other earnings of the Grantor accrued in respect of the Reserve Account from time to time;

(d)	all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 3.1(a) through Section 3.1(c) inclusive; and

(e)	all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 3.1(a) through Section 3.1(d) inclusive, including the proceeds of such proceeds.

Section 3.2 Secured Obligations.

The Security Interest secures the payment and performance of the Secured Obligations.

Section 3.3 Attachment.

(1)	The Grantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral or the power to transfer rights in the Collateral to the Secured Creditors (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a copy of this Agreement.

(2)	At the request of the Secured Creditors, the Grantor will take all action that the Secured Creditors deem advisable to cause the Secured Creditors to have control over any Collateral.

(3)	The Grantor irrevocably waives, to the extent permitted by applicable law, any right to receive a copy of any financing statement or financing change statement (and any verification statement relating to the same) registered in respect of this Agreement or any other security agreement granted to the Secured Creditors.

Article 4
ENFORCEMENT

Section 4.1 Enforcement.

The Security Interest becomes and is enforceable against the Grantor upon the occurrence and during the continuance of an Event of Default.

Section 4.2 Remedies.

Whenever the Security Interest is enforceable in accordance with Section 4.1, the Secured Creditors may realize upon the Collateral and enforce its rights by:

(a)	exercising and enforcing all rights and remedies of a holder of the Collateral as if the Secured Creditors were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of a Secured Creditor or its nominee if not already done);

(b)	collection of any proceeds arising in respect of the Collateral;

(c)	collection, realization or sale of, or other dealing with, accounts;

(d)	instruction to any bank to transfer all money constituting Collateral held by such bank to an account maintained with or by a Secured Creditor;

(e)	application of any money constituting Collateral or proceeds thereof in accordance with Section 6.10;

(f)	appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(g)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(h)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(i)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Grantor; and

(j)	any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.

Section 4.3 Additional Rights.

In addition to the remedies set forth in Section 4.2 and elsewhere in this Agreement, whenever the Security Interest is enforceable in accordance with Section 4.1, the Secured Creditors may:

(a)	redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on the Grantor);

(b)	pay any liability secured by any Lien against any Collateral (the Grantor will immediately on demand reimburse the Secured Creditors for all such payments);

(c)	transfer all or any part of the Collateral into the name of a Secured Creditor or any nominee or agent of a Secured Creditor;

(d)	appoint one or more agents or nominees for the purpose of retaining physical possession of the Collateral; and

(e)	take control of any proceeds of the Collateral.

Section 4.4 Exercise of Remedies.

The remedies under Section 4.2 and Section 4.3 may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Secured Creditors however arising or created. The Secured Creditors are not bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to the rights of the Secured Creditors in respect of the Secured Obligations including the right to claim for any deficiency.

Section 4.5 Receiver’s Powers.

(1)	Any receiver appointed by the Secured Creditors is vested with the rights and remedies which could have been exercised by any Secured Creditor in respect of the Grantor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Secured Creditors.

(2)	Any receiver appointed by the Secured Creditors will act as agent for the Secured Creditors for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Grantor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Grantor or as agent for the Secured Creditors as the Secured Creditors may determine in their discretion. The Grantor agrees to ratify and confirm all actions of the receiver acting as agent for the Grantor, and to release and indemnify the receiver in respect of all such actions.

(3)	The Secured Creditors, in appointing or refraining from appointing any receiver, do not incur liability to the receiver, the Grantor, any Pledgor or otherwise and is not responsible for any misconduct or negligence of such receiver, except if such liability is caused by or results from the Secured Creditors’ wilful misconduct or gross negligence.

Section 4.6 Appointment of Attorney.

The Grantor hereby irrevocably constitutes and appoints each Secured Creditor (and any officer of each Secured Creditor) the true and lawful attorney of the Grantor. As the attorney of the Grantor, such Secured Creditor has the power to exercise for and in the name of the Grantor with full power of substitution, upon the occurrence and during the continuance of an Event of Default, any of the Grantor’s right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, delivery and transfer of the Collateral to a Secured Creditor, its nominees or transferees, and the Secured Creditors and their nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as the Grantor might do. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of the Grantor. This power of attorney extends to and is binding upon the Grantor’s successors and permitted assigns. The Grantor authorizes each Secured Creditor to delegate in writing to another Person any power and authority of such Secured Creditor under this power of attorney as may be necessary or desirable in the opinion of such Secured Creditor, and to revoke or suspend such delegation.

Section 4.7 Dealing with the Collateral.

(1)	The Secured Creditors are not obliged to exhaust its recourse against the Grantor or any other Person or against any other security the Secured Creditors may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Secured Creditors may consider desirable.

(2)	The Secured Creditors may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Grantor and with other Persons, sureties or securities as the Secured Creditor may see fit without prejudice to the Secured Obligations, the liability of the Grantor or the rights of the Secured Creditors in respect of the Collateral.

(3)	Except as otherwise provided by law or this Agreement, the Secured Creditors are not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

Section 4.8 Dealings by Third Parties.

(1)	No Person dealing with a Secured Creditor or an agent or receiver is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Secured Creditors by the Grantor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Secured Creditors with the Collateral, or (vi) how any money paid to the Secured Creditors has been applied.

(2)	Any bona fide purchaser of all or any part of the Collateral from the Secured Creditors or any receiver or agent will hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Grantor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which the Grantor has or may have under any rule of law or statute now existing or hereafter adopted.

Article 5
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 General Representations, Warranties and Covenants.

Each Pledgor jointly and severally represents and warrants and covenants and agrees, acknowledging and confirming that the Secured Creditors are relying on such representations, warranties, covenants and agreements, that:

(a)	Ownership of the Reserve Account. The Grantor will create and open the Reserve Account within thirty days of the date of this Agreement. Upon creation and opening of the Reserve Account, the Grantor will: (a) provide the account details and any other reasonable information required by the Secured Creditors in respect of the Reserve Account; and (b) execute and deliver a confirmation of the Security Interest granted in respect of the Collateral under this Agreement in form and content satisfactory to the Secured Creditors, acting reasonably. The Grantor will be, upon the creation and opening of the Reserve Account (and at the time of any future delivery, pledge assignment or transfer thereof will be), the sole legal and beneficial owner of the Reserve Account and other Collateral free and clear of all Liens other than the Security Interest. For certainty, the Pledgors confirm that there are no Liens on the Reserve Account and other Collateral under, pursuant to or in connection with the Indenture.

(b)	Creation of the Security Interest. The grant of the Security Interest pursuant to this Agreement will create a valid security interest in the Collateral in favour of the Secured Creditors.

(c)	Continuous Perfection. Schedule A sets out each Pledgors’ place of business or, if more than one, the Pledgors’ chief executive office. Such place of business or chief executive office, as the case may be, has been located at such address for the 60 days immediately preceding the date of this Agreement. Schedule A also sets out the address at which the books and records of each Pledgor are located, the address at which senior management of each Pledgor are located and conduct their deliberations and make their decisions with respect to the business of each Pledgor and the address from which the invoices and accounts of each Pledgor are issued. No Pledgor will change the location of any of these items, people or addresses without providing written notice to the Secured Creditors within 15 days of same. No Pledgor will change its name in any manner without providing written notice to the Secured Creditors within 15 days of same.

(d)	Restriction on Disposition. The Grantor will not sell, assign, convey, exchange, lease, release or abandon, or otherwise dispose of, any Collateral.

(e)	Negative Pledge. The Grantor will not create or suffer to exist, any Lien on the Collateral, and will not grant control over any investment property to any Person other than the Secured Creditors. At the request of the Secured Creditors, the Pledgors will use reasonable commercial efforts to obtain a no-interest letter in form and content satisfactory to the Secured Creditors, acting reasonably, from the Notes collateral agent pursuant to the Indenture confirming that the secured parties under the Indenture do not have any interest in and to the Collateral.

(f)	Withdrawal of Funds. No Pledgor shall withdraw any funds from the Reserve Account.

(g)	Blocked Account Agreement. Within thirty (30) days following the date of this Agreement the Pledgors shall obtain a duly executed Blocked Account Agreement in respect of the Reserve Account from each party thereto.

(h)	Additional Security Perfection and Protection of Security Interest. Each Pledgor will perform all acts, execute and deliver all agreements, documents and instruments and take such other steps as are requested by the Secured Creditors at any time to register, file, signify, publish, perfect, maintain, protect, and enforce the Security Interest including: (i) executing, recording and filing of financing or other statements, and paying all taxes, fees and other charges payable, (ii) placing notations on its books of account to disclose the Security Interest, (iii) delivering acknowledgements, confirmations and subordinations that may be necessary to ensure that the Security Documents constitute a valid and perfected first ranking security interest, (iv) executing and delivering any certificates, endorsements, instructions, agreements, documents and instruments that may be required under the Securities Transfer Act (Alberta) and (v) delivering opinions of counsel in respect of matters contemplated by this paragraph. The documents and opinions contemplated by this paragraph must be in form and substance satisfactory to the Secured Creditors.

Article 6
GENERAL

Section 6.1 Notices.

Any demand, notice or other communication required or permitted to be given to any party hereunder shall be in writing and shall be given to that party by hand-delivery or email and shall be deemed to have been received by that party at the time it is delivered to the applicable address or sent to the applicable email address noted below, in either case to the attention of the individual designated below. Notice of change of address shall also be governed by this section. Demands, notices and other communications shall be addressed as follows:

(a)	If to the Pledgors:

c/o GAC Holdco Inc.

2400, 525 – 8th Avenue SW

Calgary, Alberta T2P 1G1

Attention: [*****]

Email: [*****]

(b)	If to the Secured Creditors:

Trafigura Canada General Partnership

c/o Trafigura PTE

1 rue de Jargonnant

1207 Geneva Switzerland

Attention: [*****]

Email: [*****]

and to:

Trafigura Canada General Partnership

c/o Trafigura PTE

1 rue de Jargonnant

1207 Geneva Switzerland

Attention: General Counsel

Email: [*****]

Section 6.2 Discharge.

This Agreement, including, without limitation, the Security Interest, will be discharged upon, but only upon, (a) full and indefeasible payment and performance of the Secured Obligations, and (b) the replacement of the Letters of Credit obtained by Trafigura Trading with letters of credit that replace the Letters of Credit and which are issued by any Pledgor or any other Person on behalf of the Pledgor.

Section 6.3 No Merger, Survival of Representations and Warranties.

This Agreement does not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Secured Creditors will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Secured Creditors in respect of the Secured Obligations. The representations, warranties and covenants of each Pledgor in this Agreement survive the execution and delivery of this Agreement. Notwithstanding any investigation made by or on behalf of a Secured Creditor, such covenants, representations and warranties continue in full force and effect.

Section 6.4 Further Assurances.

Each Pledgor will do all acts and things and execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments that the Secured Creditors may require and take all further steps relating to the Collateral or any other property or assets of the Grantor that the Secured Creditors may require for (i) protecting the Collateral, (ii) perfecting, preserving and protecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Secured Creditors. After the Security Interest becomes enforceable, each Pledgor will do all acts and things and execute and deliver all documents and instruments that the Secured Creditors may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

Section 6.5 Supplemental Security.

This Agreement is in addition to, without prejudice to and supplemental to all other security now held or which may hereafter be held by the Secured Creditors.

Section 6.6 Successors and Assigns.

This Agreement is binding on each Pledgor and its successors and assigns, and enures to the benefit of the Secured Creditors and the Secured Creditors’ respective successors and assigns. This Agreement may be assigned by the Secured Creditors (including, without limitation, as an assignment by way of security to any lender to a Secured Creditor) without the consent of, or notice to, the Pledgors, to such Person as the Secured Creditors may determine and, in such event, such Person will be entitled to all of the rights and remedies of the Secured Creditors as set forth in this Agreement or otherwise. In any action brought by an assignee to enforce any such right or remedy, no Pledgor will assert against the assignee any claim or defence which such Pledgor now has or may have against the Secured Creditors. No Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Creditors which may be unreasonably withheld.

Section 6.7 Severability.

If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Agreement to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 6.8 Amendment.

This Agreement may only be amended, supplemented or otherwise modified by written agreement executed by each Secured Creditor and each Pledgor.

Section 6.9 Waivers, etc.

(1)	No consent or waiver by the Secured Creditors in respect of this Agreement is binding unless made in writing and signed by an authorized officer of each Secured Creditor. Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

(2)	A failure or delay on the part of the Secured Creditors in exercising a right under this Agreement does not operate as a waiver of, or impair, any right of the Secured Creditors however arising. A single or partial exercise of a right on the part of the Secured Creditor does not preclude any other or further exercise of that right or the exercise of any other right by the Secured Creditors.

Section 6.10 Application of Proceeds of Security.

All monies collected by the Secured Creditors upon the enforcement of the Secured Creditors’ rights and remedies under the Security Documents and the Liens created by them including any sale or other disposition of the Collateral, together with all other monies received by the Secured Creditors under the Security Documents, will be applied as determined by the Secured Creditors.

Section 6.11 Conflict.

In the event of any conflict between the provisions of this Agreement and the provisions of the Transportation Agreements which cannot be resolved by both provisions being complied with, the provisions contained in this Agreement will prevail to the extent of such conflict.

Section 6.12 Governing Law.

(1)	This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

(2)	Each Pledgor irrevocably attorns and submits to the exclusive jurisdiction of any court of competent jurisdiction of the Province of Alberta sitting in Calgary, Alberta in any action or proceeding arising out of or relating to this Agreement. Each Pledgor irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing in this Section limits the right of the Secured Creditors to bring proceedings against each Pledgor in the courts of any other jurisdiction.

(3)	Each Pledgor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to such Pledgor at the address set forth in Section 6.1. Nothing in this Section affects the right of the Secured Creditors to serve process in any manner permitted by law.

Section 6.13 English Language.

The parties to this Agreement have agreed that this Agreement as well as any document or instrument relating to it be drawn up in English only but without prejudice to any such document or instrument which may from time to time be drawn up in French only or in both French and English. Les parties aux présentes ont convenu que la présente Convention ainsi que tous autres actes ou documents s’y rattachant soient rédigés en anglais seulement mais sans préjudice à tous tels actes ou documents qui pourraient à l’occasion être rédigés en français seulement ou à la fois en anglais et en français.

Section 6.14 JACOS Signature.

GAC Holdco Inc. covenants and agrees, acknowledging and confirming that the Secured Creditors are relying on such covenant and agreement, that it shall cause JACOS to execute and deliver this Agreement immediately upon completion of the Acquisition (as defined in the Indenture). Each of the parties hereto (other than JACOS) agrees that upon execution and delivery of this Agreement by each of such parties hereto (other than JACOS) this Agreement shall be effective, in full force and effect and enforceable, in each case as against each of such parties (other than JACOS) notwithstanding that JACOS has not executed this Agreement. Upon execution and delivery of this Agreement by JACOS, this Agreement shall be effective, in full force and effect and enforceable, in each case as against JACOS.

Section 6.15 Electronic Execution.

This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Remainder of Page Left Intentionally Blank]

DATED as of the date first written above.

GREENFIRE ACQUISITION CORPORATION

Per:
Name:
Title:

GAC HOLDCO INC.

Per:
Name:
Title:

GREENFIRE RESOURCES OPERATING CORPORATION

Per:
Name:
Title:

[Signature Page to Reserve Account Security Agreement (LC Obligations)]

HANGINGSTONE EXPANSION LIMITED PARTNERSHIP, by its general partner, HANGINGSTONE EXPANSION (GP) INC.

Per:
Name:
Title:

HANGINGSTONE DEMO LIMITED PARTNERSHIP, by its general partner, HANGINGSTONE DEMO (GP) INC.

Per:
Name:
Title:

JAPAN CANADA OIL SANDS LIMITED

Per:
Name:
Title:

[Signature Page to Reserve Account Security Agreement (LC Obligations)]

Acknowledged and Agreed to by:

TRAFIGURA CANADA GENERAL PARTNERSHIP

Per:
Name:
Title:

Per:
Name:
Title:

TRAFIGURA TRADING LLC

Per:
Name:
Title:

Per:
Name:
Title:

[Acknowledgement to Reserve Account Security Agreement (LC Obligations)]

SCHEDULE A
LOCATIONS OF COLLATERAL

Chief Executive Office	If different, location of books and records, senior management, address from which invoices and accounts are sent
Suite 1220, 407 – 2nd Street SW, Alberta, Canada	Suite 1220, 407 – 2nd Street SW, Alberta, Canada